                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2005

                            ROCKY SHOES & BOOTS, INC.
             (Exact name of registrant as specified in its charter)

            Ohio                         0-21026                 31-1364046
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                     Identification No.)

 39 East Canal Street, Nelsonville, Ohio                            45764
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (740) 753-1951

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

     On January 6, 2005, the Company and SILLC Holdings LLC consummated the transactions contemplated by a Purchase and Sale of Equity Interests Agreement, by and among SILLC Holdings LLC, Rocky Shoes & Boots, Inc., and solely for the purposes of Section 5.13, Section 5.14, Article VII, Article IX and Article X thereof, Strategic Industries LLC (the "Agreement"). Pursuant to the Agreement, the Company has acquired 100% of the issued and outstanding voting limited liability interests of EJ Footwear LLC, Georgia Boot LLC, and HM Lehigh Safety Shoe Co. LLC (the "EJ Footwear Group").

     The aggregate purchase price for the interests of EJ Footwear Group was $91.2 million in cash plus 484,261 shares of the Company's common stock (the "Shares"), which were valued at $10 million on the date of signing of the Agreement and $11,573,000 on the closing date.

     The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement. A copy of the Agreement was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K, dated December 6, 2004, filed with the Securities and Exchange Commission on December 8, 2004, and is incorporated herein by reference.

     This Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K dated January 6, 2005, filed with the Securities and Exchange Commission on January 12, 2005, to include financial statements that were not available at the time of filing of the Form 8-K.

     The information contained or incorporated by reference in this Form 8-K/A contains forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading "Business Risks" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and other factors described from time to time in the Company's other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Form 8-K are based on information available at the time of the report. The Company assumes no obligation to update any forward-looking statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          The following is a list of the financial information for EJ Footwear Group filed with this report:

          Report of Independent Auditors..............................   F-1
          Combined Balance Sheets as of September 30, 2003 and 2004...   F-2
          Combined Statements of Operations for the Years
             Ended September 30, 2002, 2003 and 2004..................   F-3
          Combined Statements of Members' Equity (Deficiency) for
             the Years Ended September 30, 2003 and 2004..............   F-4
          Combined Statements of Cash Flows for the Years
             Ended September 30, 2002, 2003 and 2004..................   F-5 - F-6
          Notes to Combined Financial Statements .....................   F-7 - F-24

     (B)  PRO FORMA FINANCIAL INFORMATION.

          The following is a list of the pro forma financial information for the Company and EJ Footwear Group filed with this report:

          Introductory Notes to Pro Forma Financial Information.......   PF-1
          Unaudited Pro Forma Consolidated Balance Sheet as of
             December 31, 2004........................................   PF-2
          Footnotes to Unaudited Pro Forma Consolidated Balance
             Sheet as of December 31, 2004............................   PF-3 - PF-4
          Unaudited Pro Forma Consolidated Statement of Operations
             for the Year ended December 31, 2004.....................   PF-5
          Footnotes to Unaudited Pro Forma Consolidated Statement of
             Operations for the Year ended December 31, 2004..........   PF-6 - PF-7

     (C)  EXHIBITS.

          Exhibit No.                         Description
          -----------                         -----------
             2.1        Purchase and Sale of Equity Interests Agreement, dated
                        as of December 6, 2004, by and among SILLC Holdings LLC,
                        Rocky Shoes & Boots, Inc., and solely for the purposes
                        of Section 5.13, Section 5.14, Article VII, Article IX
                        and Article X thereof, Strategic Industries LLC
                        (incorporated by reference to Exhibit 2.1 to the
                        Company's Current Report on Form 8-K, dated December 6,
                        2004, filed with the Securities and Exchange Commission
                        on December 8, 2004).

             23         Consent of Ernst & Young LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROCKY SHOES & BOOTS, INC.


Date: March 24, 2005                    By: /s/ James E. McDonald
                                            ------------------------------------
                                            James E. McDonald,
                                            Executive Vice President and
                                            Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                             Description
-----------                             -----------
    2.1       Purchase and Sale of Equity Interests Agreement, dated as of
              December 6, 2004, by and among SILLC Holdings LLC, Rocky Shoes &
              Boots, Inc., and solely for the purposes of Section 5.13, Section
              5.14, Article VII, Article IX and Article X thereof, Strategic
              Industries LLC (incorporated by reference to Exhibit 2.1 to the
              Company's Current Report on Form 8-K, dated December 6, 2004, filed with the Securities and Exchange Commission on December 8,
              2004).

    23        Consent of Ernst & Young LLP.

Combined Financial Statements

EJ Footwear Group
(Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
As of September 30, 2004

                                EJ FOOTWEAR GROUP

         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)

                          Combined Financial Statements

                               September 30, 2004

                                    CONTENTS

Report of Independent Auditors..............................................   1

Combined Financial Statements

Combined Balance Sheets.....................................................   2
Combined Statements of Operations...........................................   3
Combined Statements of Member's Equity (Deficiency).........................   4
Combined Statements of Cash Flows...........................................   5
Notes to Combined Financial Statements......................................   7

                         Report of Independent Auditors

To the Board of Directors and Member of:
EJ Footwear LLC
HM Lehigh Safety Shoe Co. LLC
Georgia Boot LLC

We have audited the accompanying combined balance sheets as of September 30, 2004 and 2003, of the corporations comprising EJ Footwear Group as listed in
Note 1, and the related combined statements of operations, member's equity (deficit), and cash flows for each of the three years in the period ended September 30, 2004. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at September 30, 2004 and 2003, of the corporations comprising EJ Footwear Group as listed in Note 1, and the combined results of their operations and their cash flows for each of the three years in the period ended September 30, 2004, in conformity with accounting principles generally accepted in the United States.


/s/ Ernst & Young LLP


Nashville, Tennessee
December 15, 2004

                                EJ FOOTWEAR GROUP
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                             Combined Balance Sheets
                                 (In thousands)

                                                                  SEPTEMBER 30
                                                              -------------------
                                                                2004       2003
                                                              --------   --------
ASSETS

Current assets:
   Cash                                                       $     94   $    368
   Trade receivables, net                                       39,584     34,007
   Inventories                                                  33,656     34,402
   Deferred income taxes                                           600        183
   Other current assets                                            494        881
Loans to affiliates                                              8,000      5,500
                                                              --------   --------
Total current assets                                            82,428     75,341

Machinery and equipment, net                                     1,812      1,886
Deferred income taxes                                              681      1,548
Deferred financing costs, net                                      363        752
Other assets                                                       656      1,724
                                                              --------   --------
Total assets                                                  $ 85,940   $ 81,251
                                                              ========   ========

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

Current liabilities:
   Revolver debt                                              $ 30,102   $     --
   Trade accounts payable                                        2,092      1,871
   Accrued expenses and other liabilities                       16,208     15,963
   Income taxes payable                                            198        100
                                                              --------   --------
Total current liabilities                                       48,600     17,934
Revolver debt                                                       --     27,680
Senior Notes (including $13,926 and $13,726, respectively,
   payable to Members of Parent and affiliates)                 21,994     21,460
Pension and other employee benefits                              9,108     20,604
Other liabilities                                                2,289      3,483
                                                              --------   --------
Total liabilities                                               81,991     91,161

Commitments and contingencies
Member's equity :
   Member's capital                                             24,902     24,902
   Accumulated deficit                                          (2,350)    (8,845)
   Accumulated other comprehensive loss                        (18,603)   (25,967)
                                                              --------   --------
Total member's equity (deficit)                                  3,949     (9,910)
                                                              --------   --------
Total liabilities and member's  equity (deficit)              $ 85,940   $ 81,251
                                                              ========   ========

See accompanying notes.

                                EJ FOOTWEAR GROUP
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                        Combined Statements of Operations
                                 (In thousands)

                                                   2004       2003       2002
                                                 --------   --------   --------
Net sales                                        $146,802   $124,787   $124,541

Operating costs and expenses:
   Cost of products sold                           78,914     67,225     76,578
   Selling, general and adminstrative expenses     52,116     47,550     44,948
   Management and advisory fees                     1,347      1,116      1,622
   Provision for doubtful accounts                    803        510        750
   Impairment, restructuring and other charges         --         --      2,426
                                                 --------   --------   --------
      Operating income (loss)                      13,622      8,386     (1,783)

Interest expense                                    5,101      4,967      6,329
Interest income from affiliates                      (289)       (67)        --
Loss on debt extinguishment, net                       --         --      1,099
Other expense, net                                    788        591        592
                                                 --------   --------   --------
Income (loss) before income taxes                   8,022      2,895     (9,803)

Income tax expense (benefit)                        1,527     (1,590)     1,298
                                                 --------   --------   --------
Net income (loss)                                $  6,495   $  4,485   $(11,101)
                                                 ========   ========   ========

See accompanying notes.

                                EJ FOOTWEAR GROUP
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                Combined Statements of Member's Equity (Deficit)
                                 (In thousands)

                                                               MEMBER'S   ACCUMULATED   ACCUMULATED OTHER
                                                                EQUITY       DEFICT     COMPREHENSIVE LOSS     TOTAL
                                                               --------   -----------   ------------------   --------
Balance at October 1, 2001                                      $   117     $ (2,229)        $     --        $ (2,112)
   Transfer of Senior Notes to SILLC Holdings                     6,694           --               --           6,694
   Capital contribution from SILLC Holdings                      20,929           --               --          20,929
   Assets transferred and liabilities assumed from affiliate     (2,838)          --               --          (2,838)
   Net loss                                                          --      (11,101)              --         (11,101)
   Minimum pension liability adjustment
      (net of income tax benefit of $1,240)                          --           --          (18,705)        (18,705)
                                                                                                             --------
Comprehensive loss                                                                                            (29,806)
                                                                -------     --------         --------        --------
Balance at September 30, 2002                                    24,902      (13,330)         (18,705)         (7,133)
   Net income                                                        --        4,485               --           4,485
   Minimum pension liability adjustment
      (net of income taxes of nil)                                   --           --           (7,262)         (7,262)
                                                                                                             --------
Comprehensive loss                                                                                             (2,777)
                                                                -------     --------         --------        --------
Balance at September 30, 2003                                    24,902       (8,845)         (25,967)         (9,910)
   Net income                                                        --        6,495               --           6,495
   Minimum pension liability adjustment
      (net of income taxes of $4)                                    --           --            7,364           7,364
                                                                                                             --------
Comprehensive income                                                                                           13,859
                                                                -------     --------         --------        --------
Balance at September 30, 2004                                   $24,902     $ (2,350)        $(18,603)       $  3,949
                                                                =======     ========         ========        ========

See accompanying notes

                                EJ FOOTWEAR GROUP
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                        Combined Statements of Cash Flows
                                 (In thousands)

                                                                     YEAR ENDED SEPTEMBER 30
                                                                  ----------------------------
                                                                    2004      2003      2002
                                                                  -------   -------   --------
OPERATING ACTIVITIES
Net income (loss)                                                 $ 6,495   $ 4,485   $(11,101)
Adjustments to reconcile net (loss) income to net cash
   provided by operating activities:
   Depreciation and amortization                                      691       831      1,568
   Amortization of debt discount and deferred financing costs         923       923        876
   Deferred income taxes                                              446    (1,731)     1,298
   Provision for doubtful accounts                                    803       510        750
   Loss on sale of machinery and equipment and idle assets, net       278        --         55
   Loss on debt extinguishment, net                                    --        --      1,099
   Impairment, restructuring and other charges                         --        --      1,860
   Changes in operating assets and liabilities:
      Trade receivables                                            (6,380)   (3,729)     2,146
      Inventories                                                     746    (2,572)    11,812
      Other current assets                                            387      (136)       436
      Other assets                                                    342       (13)      (523)
      Trade accounts payable                                          221      (887)    (1,068)
      Accrued expenses and other liabilities                          343     3,217      1,303
      Other non-current liabilities                                (5,323)      428       (676)
                                                                  -------   -------   --------
Net cash (used in) provided by operating activities                   (28)    1,326      9,835

INVESTING ACTIVITIES
Loans to affiliates                                                (2,500)   (5,500)        --
Purchases of machinery and equipment                                 (602)     (543)      (579)
Proceeds from sale of machinery and equipment and idle assets         434        --      5,867
                                                                  -------   -------   --------
Net cash (used in) provided by investing activities                (2,668)   (6,043)     5,288

FINANCING ACTIVITIES
Proceeds from (repayment of) revolver, net                          2,422     4,694    (13,370)
Proceeds from long-term debt                                           --        --      9,401
Repayments of Senior Notes                                             --        --    (32,200)
Deferred financing costs                                               --        --       (322)
Capital contribution - Parent                                          --        --     20,929
                                                                  -------   -------   --------
Net cash provided by (used in) financing activities                 2,422     4,694    (15,562)
                                                                  -------   -------   --------
Net decrease in cash                                                 (274)      (23)      (439)
Cash at beginning of year                                             368       391        830
                                                                  -------   -------   --------
Cash at end of year                                               $    94   $   368   $    391
                                                                  =======   =======   ========

See accompanying notes.

                                EJ FOOTWEAR GROUP
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                        Combined Statements of Cash Flows
                                 (In thousands)

                                                              YEAR ENDED SEPTEMBER 30
                                                            --------------------------
                                                              2004     2003      2002
                                                            -------   ------   -------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid for interest                                   $ 5,622   $4,005   $ 4,120
                                                            =======   ======   =======
   Cash paid for income taxes                               $   982   $   --   $    --
                                                            =======   ======   =======

NON-CASH TRANSACTIONS
   Minimum pension liabilty                                 $(7,368)  $7,262   $19,945
                                                            =======   ======   =======
   Senior Notes transferred to SILLC Holdings
      (net of debt discount)                                $    --   $   --   $ 6,694
                                                            =======   ======   =======
Assets transferred and liabilities assumed from affiliate   $    --   $   --   $(2,838)
                                                            =======   ======   =======

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

1. BASIS OF PRESENTATION AND DESCRIPTION OF THE GROUP

EJ Footwear Group ("the Group") is made up of three separate companies, EJ Footwear LLC ("EJ Footwear"), HM Lehigh Safety Shoe Co. LLC ("Lehigh"), and Georgia Boot LLC ("Georgia Boot"), each of which are wholly owned subsidiaries of SILLC Holdings, LLC ("SILLC Holdings"). SILLC Holdings, a wholly-owned subsidiary of Strategic Industries, LLC ("Strategic"), acquired EJ Footwear on March 24, 2000, and has owned 100% of EJ Footwear since such date. Prior to December 1, 2001 Lehigh and Georgia Boot were wholly-owned subsidiaries of EJ Footwear. The acquisitions of Georgia Boot and Lehigh by SILLC Holdings from EJ Footwear on December 1, 2001 did not result in a change in the historical carrying values of their respective assets and liabilities as all entities were under common control. The members of Strategic are not personally liable for any liabilities of the Group. Strategic and its majority member, Citicorp Venture Capital LP Holdings, Limited ("CVC"), individually or collectively are referred to as the Parent depending on the context.

NATURE OF BUSINESS

The Group is a designer, developer, marketer, and distributor of high-quality, branded footwear products in the work, western boot, outdoor, and occupational safety markets. The Group's products are sold primarily in the United States under owned brands including Georgia Boot, Lehigh, Durango, and Barclay Shoe, and licensed brands including Dickies, John Deere, and After Six. The Group sources 100% of its products from low-cost suppliers, primarily throughout Asia. These suppliers work closely with the Group in the design, development, and manufacture of its products.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION: The combined financial statements include the accounts of EJ Footwear, Georgia Boot, Lehigh and their subsidiaries. The accounts, results of operations and cash flows of the companies in the Group have been combined due to the common ownership of SILLC Holdings in these entities. The accompanying financial statements do not represent those of a single legal entity. Intercompany accounts and transactions within the Group are eliminated.

FISCAL YEAR: The Group's fiscal year ends on the Saturday nearest to September
30. The fiscal year data contained herein reflect results of operations for the 53 week period ended October 2, 2004, and the 52 week periods ended September 27, 2003 and September 28, 2002. Fiscal year end dates are presented as September 30 for convenience of reference.

USE OF ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES AND CONCENTRATION OF SUPPLIERS: Inventories are valued at the lower of cost, determined under the first-in, first-out method, or market and consist predominately of finished goods.

A significant portion of the Group's purchases are made from four suppliers, which together accounted for approximately 56%, 61% and 69% of the total inventory purchases for the years ended September 30, 2004, 2003 and 2002, respectively. These suppliers are located in foreign countries, principally the Far East. Although there is a concentration of sources of supply, management has taken steps to broaden the supplier base thereby reducing the reliance place on the suppliers.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

MACHINERY AND EQUIPMENT: Machinery and equipment are stated on the basis of cost less accumulated depreciation provided under the straight-line method over the estimated useful lives of the assets. Machinery and equipment are depreciated based on lives varying from three to ten years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the initial terms of the Group's leases.

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Group reviews the recoverability of machinery and equipment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be recoverable. If impairment has been determined, the carrying amount of the long-lived assets is reduced by the difference between the carrying amount and estimated fair value, as determined by discounted cash flow analysis over the remaining useful life.

DEFERRED FINANCING COSTS: Deferred financing costs consist of costs incurred in connection with the Strategic Credit Facility and the Senior Notes and are being amortized on a straight-line basis over the terms of the respective agreements. Amortization expense related to these costs was $389, $389 and $363 for the fiscal years ended September 30, 2004, 2003, and 2002, respectively, would not differ materially from amortization computed using the interest method, and is included in interest expense.

REVENUE RECOGNITION: Revenue is recognized upon shipment of product to the customer. Provisions are made for warranty and return costs at the time of sale.

SHIPPING AND HANDLING COSTS: Shipping and handling costs are included in selling, general and administrative expenses and were $4,107, $3,505 and $3,128 for the years ended September 30, 2004, 2003 and 2002, respectively.

ADVERTISING COSTS: Advertising costs are expensed as incurred. Such amounts totaled $3,813, $2,933 and $2,692 for the years ended September 30, 2004, 2003 and 2002, respectively.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES: Effective with the sale of Georgia Boot and Lehigh by EJ Footwear to SILLC Holdings, each of the companies in the Group elected to be treated as a C Corporation for tax purposes. Each company independently generates its own income taxes and files its own tax returns. The sum of such is reflected in the income taxes as presented in the combined statements of operations. Prior to December 1, 2001 the companies within the Group were not subject to income taxation at the entity level as they filed as limited liability companies which, for income tax purposes, passed items of income and expense through to its members. Accordingly, such members were responsible for any income tax liabilities resulting from the Group's operations prior to December 1, 2001.

Deferred tax assets and liabilities of the Group are computed based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws. Deferred income tax expense or benefit is based on the changes in the asset or liability from period to period.

FINANCIAL INSTRUMENTS: The fair market value of all short-term financial instruments approximates their carrying value due to their short maturity. The fair market value of all long-term financial instruments, other than the Group's Senior Notes, also approximate carrying value as they are based on floating interest rates and terms that continue to be available to the Group. The fair value of the Group's Senior Notes approximates $20,274 at September 30, 2004 and $19,600 at September 30, 2003.

ACCUMULATED OTHER COMPREHENSIVE LOSS: Accumulated other comprehensive loss consists of the Group's minimum pension liability adjustment net of taxes.

RECENT ACCOUNTING PRONOUNCEMENTS: In December 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 132 (revised 2003), Employers' Disclosures about Pensions and Other Postretirement Benefits, an amendment of FASB statements No. 87, 88 and 106. This Statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement and recognition of those plans required by FASB Statements 87, 88 and 106. This Statement retains the disclosure requirements contained in the original Statement 132. It requires additional disclosures about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit plans and other defined benefit postretirement plans. This Statement is effective for financial statements with fiscal years ending after December 15, 2003, except for the disclosure of estimated future benefit payments and information about foreign plans, which is effective for fiscal years ending after June 15, 2004. The Group adopted this Statement in fiscal 2004 and has incorporated all required disclosure provisions relating to the Group.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 established standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. FAS 150 was effective for financial instruments entered into or modified after May 31, 2003, and was otherwise effective for the Company during the fourth quarter of 2003. The adoption of SFAS No. 150 did not have any impact on the Group's operating results or financial position.

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). FIN 46 addresses consolidation by business enterprises of variable interest entities with certain defined characteristics. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first annual reporting period beginning after December 15, 2004, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Group does not have any interests in any variable interest entities. This interpretation is not expected to have any impact on the accompanying financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit of Disposal Activities. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (including Certain Costs Incurred in a Restructuring). The primary difference between this Statement and EITF Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Group adopted this Statement on January 1, 2003 and has incorporated the requirements of this statement into these combined financial statements.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

3. TRADE RECEIVABLES

Trade receivables are summarized as follows:

                                                 SEPTEMBER 30,
                                               -----------------
                                                 2004      2003
                                               -------   -------
Trade receivables                              $41,813   $35,721
Allowances for doubtful accounts and returns    (2,229)   (1,714)
                                               -------   -------
                                               $39,584   $34,007
                                               =======   =======

The Group operates principally in North America. The Group performs periodic credit evaluations of its customers' financial condition and does not require collateral. Credit losses have been within management's estimates and historical trends. For each period presented in the accompanying financial statements, no single customer accounted for more than 5% of combined net trade receivables or of combined net sales.

4. MACHINERY AND EQUIPMENT

Machinery and equipment are summarized as follows:

                                              SEPTEMBER 30,
                                            -----------------
                                              2004      2003
                                            -------   -------
Machinery and equipment                     $ 4,394   $ 3,918
Computer hardware and software                1,705     1,575
Accumulated depreciation and amortization    (4,287)   (3,607)
                                            -------   -------
                                            $ 1,812   $ 1,886
                                            =======   =======

Depreciation expense was $691, $831 and $1,558 for the years ended September 30, 2004, 2003 and 2002, respectively.

5. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following:

                                    SEPTEMBER 30,
                                  -----------------
                                    2004      2003
                                  -------   -------
Accrual for inventory purchases   $11,031   $ 8,995
Compensation related                1,255     1,263
Accrued interest                       21     1,493
Other                               3,901     4,212
                                  -------   -------
                                  $16,208   $15,963
                                  =======   =======

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

6. DISPOSITIONS

In April 2004, EJ Footwear sold its Glendale, New York facility that it held as an idle asset in other non-current assets in the amount of $727 at September 30, 2003. The transaction resulted in a loss of $293 that is included in "other expense, net". EJ Footwear received a $129 property tax refund on the property that is also included in "other expense, net".

In May 2004, Georgia Boot exercised its option to terminate the Hummer licensing agreement with a third party and sold all remaining inventory and dedicated production molds for $387, resulting in a loss of $430 (including costs to terminate the license agreement). The loss incurred on the sale is principally included in cost of products sold in fiscal 2004. Georgia Boot had entered into the license agreement in December 2002. The accompanying combined financial statements of the Group include the following operating results for the Hummer brand of products:

               YEAR ENDED SEPTEMBER 30,
               ------------------------
                      2004     2003
                    -------   -----
Sales               $ 1,259   $ 279
Pre-tax loss         (1,359)   (638)

7. IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

The impairment, restructuring and other charges in fiscal 2002 are a result of the Group's management assessing its long-term strategy and deciding to eliminate all manufacturing operations and to focus principally on marketing and distributing product sourced from outside suppliers.

In January 2002, management approved a plan to close the remaining domestic manufacturing facility and sell the warehouse operated by the Group. The production and distribution activities for these businesses have been out sourced to third parties. The restructuring plan, substantially completed in March 2002, resulted in a charge of $2,426 relating to employee costs of $1,056 (workforce reduction of 144 employees consisting primarily of production laborers), asset impairment of $852 and $518 for closing costs. In connection with the restructuring of the Group's operations, the Group also incurred inventory markdowns and other related costs aggregating $3,111. These costs are reflected in cost of products sold ($1,835) and selling, general and administrative costs ($1,276). During the year ended September 30 2002, the Group paid $566 related to the restructuring and other charges. The remaining costs related to the restructuring and other charges were paid in fiscal 2003.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

8. LONG-TERM DEBT

Long-term debt consists of the following:

                                         SEPTEMBER 30,
                                       -----------------
                                         2004      2003
                                       -------   -------
Strategic Credit Facility              $30,102   $27,680
Senior Notes                            23,594    23,594
                                       -------   -------
                                        53,696    51,274
Less:
   Current portion of long-term debt    30,102        --
   Unamortized debt discount             1,600     2,134
                                       -------   -------
Long-term debt                         $21,994   $49,140
                                       =======   =======

Strategic Credit Facility: The Group participates with other subsidiaries of SILLC Holdings in a revolving credit facility ("the Strategic Credit Facility"). The Strategic Credit Facility, as amended, provides for a senior secured revolving credit facility of up to $175,000 that matures March 24, 2005. The Strategic Credit Facility is collateralized by substantially all of the assets of the subsidiaries of SILLC Holdings, excluding certain foreign entities, and is guaranteed by SILLC Holdings. Total available borrowings are limited to certain percentages of certain eligible assets, primarily accounts receivable, inventory and equipment. Management of SILLC Holdings is currently in negotiations with the lender to amend the facility and to extend its terms and is of the opinion this will be accomplished before the Strategic Credit Facility matures. Borrowings under the Strategic Credit Facility are classified as a current liability at September 30, 2004.

Interest rates on the Strategic Credit Facility are variable and are based on, at the option of SILLC Holdings, LIBOR or prime plus an applicable margin. In addition to paying interest on borrowings under the credit facility, SILLC Holdings is required to pay a commitment fee to the lenders on the unused portion of the revolving credit line. At September 30, 2004, 2003 and 2002, amounts outstanding under the Strategic Credit Facility bore interest at an average effective rate of 4.8%, 3.9% and 4.5% per annum, respectively. SILLC Holdings had approximately $43,000 available under the Strategic Credit Facility at September 30, 2004 (including $22,211 relating to the Group). The Group's usage of credit under the Strategic Credit Facility at September 30, 2004 and 2003 includes $1,740 and $2,053, respectively, under letters of credit (including standby letters of credit of nil and $355, respectively).

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

8. LONG-TERM DEBT (CONTINUED)

The Strategic Credit Facility contains mandatory prepayment provisions, subject to certain exceptions. The Strategic Credit Facility also contains financial covenants based on EBITDA, as defined in the amended facility, and limitations on incurrence of liens, incurrence of debt, issuance of equity interests, payment of dividends, transactions with affiliates, capital expenditures, loans, advances and investment. In addition, SILLC Holding's subsidiaries participating in the Strategic Credit Facility are restricted by their respective credit agreements from making payment of cash dividends, loans or advances to SILLC Holdings.

Senior Notes: On March 24, 2000, in connection with the formation of SILLC Holdings and the acquisition of EJ Footwear (see Note 1), Strategic Finance Company, a wholly owned subsidiary of SILLC Holdings, issued, as agent for several of SILLC Holdings' subsidiaries, the original Senior Notes to members of the Parent. The Senior Notes bear interest payable semiannually on April 1 and October 1 of each year at 12 1/2% per annum through maturity on October 1, 2007, with a principal payment of $3,500 from SILLC Holdings due on April 1, 2007. The Senior Notes are guaranteed on an unsecured senior basis by SILLC Holdings, the Group and several of SILLC Holdings' other domestic subsidiaries, and are subordinated to all existing and future secured indebtedness. SILLC Holdings and the guaranteeing subsidiaries have the option to redeem the Senior Notes at prices set forth in the Indenture Agreement, or as agreed to with specific noteholders, and may repurchase the Senior Notes if certain assets are sold or must offer to repurchase if there is a change in control (as defined in the Indenture Agreement). SILLC Holdings and its domestic subsidiaries had $99,628 of Senior Notes outstanding at September 30, 2004.

The Senior Notes of the Group have been reduced by unamortized debt discount of $1,600 and $2,134 at September 30, 2004 and 2003, respectively, which was recorded to reflect the fair value of the Senior Notes allocated to the Group at the time of issuance. The debt discount is being amortized over the life of the issuance.

Debt Refinancing: On January 16, 2002, SILLC Holdings completed a transaction whereby the Group and the other domestic subsidiaries of SILLC Holdings acquired the original Senior Notes from affiliates of U.S. Industries, Inc. ("USI"), the former parent of the Group, and settled the accrued interest thereon at a discount. The Group realized a net loss of $1,099 in connection with the repurchase of the Senior Notes (write off of debt discount of $1,934 net of $835 gain due to the lower interest payment). SILLC Holdings funded the repurchase of the Senior Notes and payment of other costs incurred in connection with the transaction principally with proceeds from (i) the issuance of new Senior Notes,
(ii) borrowings under the Strategic Credit Facility, (iii) and additional equity from its Parent. In connection with the transaction, the Group repaid $32,200 of Senior Notes owed to USI, issued new Senior Notes for $9,275 (including $2,111 to members and related parties of the Parent), borrowed $2,849 under the Strategic Credit Facility and received a capital contribution of $20,929 from SILLC Holdings. In addition, at the time of this transaction with USI, CVC charged a $462 advisory fee to the Group.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

8. LONG-TERM DEBT (CONTINUED)

Principal payments on long-term debt recorded by the Group for the next five years ended September 30 are as follows:

2005         $30,102
2006              --
2007              --
2008          23,594
2009              --
Thereafter        --
             -------
             $53,696
             =======

9. PENSION AND OTHER POST-RETIREMENT BENEFITS

The Group is a member of the Strategic Industries Group Pension Plan ("Pension Plan") which covers all of the employees of the Parent and its domestic subsidiaries. The investments of the Pension Plan are managed under a single master trust. Benefits under the Pension Plan are based primarily on years of credited service and compensation as defined under the respective plan provisions or on a flat amount per credited year of service. SILLC Holdings' funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974. SILLC Holdings uses a measurement date of June 30 for its pension plan and September 30 for the other postretirement plan.

On June 30, 2003, the Board of Directors of SILLC Holdings approved a plan to freeze the Pension Plan for all non-bargained employees effective July 1, 2003. The impact of the plan freeze resulted in a decrease to the Group's benefit obligation of $2,548 related to an unrecognized gain.

In connection with the fiscal 2004 and 2003 valuations, the Group was required to recognize a minimum pension liability of $19,839 and $27,207 as of September 30, 2004 and 2003, respectively, and a related benefit (charge) to other comprehensive income (loss) of $7,364 (net of income taxes of $4) and $(7,262) (net of income tax benefit of nil) for the years then ended. The minimum liability is equal to the excess of the accumulated benefit obligation over plan assets.

SILLC Holdings and certain subsidiaries, including the Group, participate in the Strategic Industries LLC Retirement and Savings Investment Plan (the "Plan"). The 401(k) defined contributions plan covers substantially all employees. The Plan provides that eligible employees may contribute a portion of their eligible earnings to the Plan. On July 1, 2003, the Plan was amended from an employer's matching contribution of 50% of the employee's first 6% of contributions to 100% of the employees first 4% of contributions. Employees are immediately vested in the Plan once they have met the eligibility requirements. The Plan, similar to the Pension Plan, is managed under a single master trust. The Group contributed $451, $258 and $299 during the years ended September 30, 2004, 2003, and 2002, respectively.

Several of the Parent's subsidiaries also provide health care and life insurance benefits for certain groups of retirees. In October 2003, the Group curtailed the benefits offered to certain retirees and recognized a gain of $975. The resulting gain is netted in selling, general and administrative expenses for the year ended September 30, 2004.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

9. PENSION AND OTHER POST-RETIREMENT BENEFITS (CONTINUED)

The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of the Group's share of the Pension Plan and their postretirement benefit plans with the amounts recognized in the combined balance sheets:

                                                   PENSION BENEFITS       OTHER POST-RETIREMENT BENEFITS
                                               YEAR ENDED SEPTEMBER 30,      YEAR ENDED SEPTEMBER 30,
                                               ------------------------   ------------------------------
                                                    2004       2003                 2004    2003
                                                  --------   --------              -----   -----
CHANGES IN PROJECTED BENEFIT OBLIGATION
Benefit obligation at beginning of period         $ 60,591   $ 57,498              $ 291   $ 557
Service cost                                            --        720                 --       2
Interest cost                                        3,754      4,065                 --      21
Plan amendments (curtailment and settlement)            --         --               (291)     --
Actuarial (loss) gain                               (4,013)     2,692                 --    (122)
Benefits paid                                       (4,687)    (4,384)                --    (167)
                                                  --------   --------              -----   -----
Benefit obligation at end of period               $ 55,645   $ 60,591              $  --   $ 291
                                                  ========   ========              =====   =====
CHANGES IN FAIR VALUE OF PLAN ASSETS
Fair value of assets at beginning of period       $ 40,963   $ 44,785              $  --   $  --
Actual return on plan assets                         5,783        550                 --      --
Employer contributions                               1,490         --                 --      --
Benefits paid                                       (4,675)    (4,372)                --      --
Assets transferred                                     309         --                 --      --
                                                  --------   --------              -----   -----
Fair value of assets at end of period             $ 43,870   $ 40,963              $  --   $  --
                                                  ========   ========              =====   =====
FUNDED STATUS OF PLANS
Plan assets less than projected benefit
   obligation                                     $(11,775)  $(19,628)             $  --   $(291)
Employer contributions                               2,692          3                 --      --
Unrecognized prior service cost                         --         --                 --      --
Unrecognized net actuarial (gain) loss              19,814     27,203                 --    (684)
                                                  --------   --------              -----   -----
Net amount recognized                             $ 10,731   $  7,578              $  --   $(975)
                                                  ========   ========              =====   =====
AMOUNTS RECOGNIZED IN THE BALANCE
   SHEET CONSIST OF
Prepaid benefit cost                              $     --   $     --              $  --   $  --
Accrued benefit liability                           (9,108)   (19,629)                --    (975)
Intangible asset                                        --         --                 --      --
Accumulated other comprehensive income              19,839     27,207                 --      --
                                                  --------   --------              -----   -----
Net amount recognized                             $ 10,731   $  7,578              $  --   $(975)
                                                  ========   ========              =====   =====

At September 30, 2004 and 2003, the Group's projected benefit obligation is in excess of the fair value of plan assets. The Group's accumulated benefit obligation for all defined pension plans was $55,363 and $60,300 at September 30, 2004 and 2003, respectively. Included in the accrued pension benefit liability is the Group's unfunded Supplemental Executive Retirement Plan of $330 and $325 at September 30, 2004 and 2003. The Group's accumulated benefit obligation for this plan was $282 and $291 at September 30, 2004 and 2003 respectively.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

9. PENSION AND OTHER POST-RETIREMENT BENEFITS (CONTINUED)

The change in the Pension Plan's actuarial assumptions had the effect of decreasing the Group's projected benefit obligation by $3,056 and increasing the projected benefit obligation by $5,180 for the years ended September 30, 2004 and 2003, respectively.

                                                 PENSION BENEFITS         OTHER POST-RETIREMENT BENEFITS
                                              YEAR ENDED SEPTEMBER 30,       YEAR ENDED SEPTEMBER 30,
                                           ----------------------------   ------------------------------
                                             2004      2003      2002           2004    2003    2002
                                           -------   -------   --------        -----   -----   -----
WEIGHTED-AVERAGE ASSUMPTIONS USED TO
   DETERMINE BENEFIT OBLIGATIONS
Discount rate                                 7.00%     6.50%      7.25%         N/A    6.50%   6.75%
Rate of compensation increase                   --        --       3.00%         N/A      --    4.00%

WEIGHTED-AVERAGE ASSUMPTIONS USED TO
   DETERMINE NET PERIODIC BENEFIT COST
Discount rate                                 6.50%     7.25%      7.25%         N/A    6.50%   6.75%
Expected return on plan assets               10.00%    10.00%     10.00%         N/A      --      --
Rate of compensation increase                   --      3.00%      3.00%         N/A      --    4.00%

COMPONENTS OF NET PERIODIC BENEFIT COST
Defined benefit plans:
   Service cost                            $    --   $   720   $  2,406        $  --   $   2   $  --
   Interest cost                             3,754     4,065      8,103           --      21      42
   Expected return on plan assets           (3,943)   (4,265)   (10,368)          --      --      --
   Amortization of gain                      1,245     1,019        379         (684)    (77)    (33)
   Curtailment                                  --        --         --         (291)     --      --
                                           -------   -------   --------        -----   -----   -----
Net periodic benefit cost (income) for
   defined benefit plans                     1,056     1,539        520         (975)    (54)      9
Defined contribution plans                     451       258        299           --      --      --
                                           -------   -------   --------        -----   -----   -----
Net periodic benefit cost                  $ 1,507   $ 1,797   $    819        $(975)  $ (54)  $   9
                                           =======   =======   ========        =====   =====   =====
(Decrease) increase in minimum liability
   included in other comprehensive loss    $(7,368)  $ 7,262   $ 19,945          N/A     N/A     N/A
                                           =======   =======   ========        =====   =====   =====

The Pension Plan's weighted average asset allocations at June 30, 2004 and 2003 by asset category are as follows:

                                   PLAN ASSETS
                        TARGET     AT JUNE 30,
                      ALLOCATION   -----------
ASSET CATEGORY           2005      2004   2003
--------------        ----------   ----   ----
Equity securities         65%       68%    54%
Fixed income funds        30        17     35
Limited Partnership        5        14     --
Real estate               --        --      9
Other                     --         1      2
                         ---       ---    ---
                         100%      100%   100%
                         ===       ===    ===

The fair value of the plan assets for the Pension Plan was $104,406 and $86,125 at September 30, 2004 and 2003, respectively.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

9. PENSION AND OTHER POST-RETIREMENT BENEFITS (CONTINUED)

The pension trust is managed by an outside investment manager. The investment objectives for the trust are to satisfy all pension benefit payments and to earn a real (inflation-adjusted) rate of return over an extended time period.

The Group expects to contribute $533 to its pension plan in fiscal 2005.

The expected benefit payments from the plan over the next ten years are as follows:

2005        $ 4,390
2006          4,414
2007          4,498
2008          4,628
2009          4,669
2010-2014    25,476

10. INCOME TAXES

Federal and state income tax expense (benefit) consists of:

              YEAR ENDED SEPTEMBER 30,
             -------------------------
              2004      2003     2002
             ------   -------   ------
Current:
   Federal   $  770   $   113   $   --
   State        311        28       --
             ------   -------   ------
              1,081       141       --

DEFERRED:
   Federal      160    (1,731)   1,177
   State        286        --      121
             ------   -------   ------
                446    (1,731)   1,298
             ------   -------   ------
             $1,527   $(1,590)  $1,298
             ======   =======   ======

Income before taxes was generated principally in the United States.

Effective income taxes for the Group differ from statutory federal income taxes as follows:

                                                 YEAR ENDED SEPTEMBER 30,
                                               ---------------------------
                                                 2004      2003     2002
                                               -------   -------   -------
Statutory federal income taxes                 $ 2,819   $ 1,013   $(3,430)
State income taxes (net of  federal benefit)       373       141      (268)
Losses with no tax benefit                          --        --       670
Change in tax status of subsidiary                  --        --     1,575
Change in valuation allowance                   (1,748)   (2,919)    2,749
Other                                               83       175         2
                                               -------   -------   -------
                                               $ 1,527   $(1,590)  $ 1,298
                                               =======   =======   =======

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                      Notes to Combined Finacial Statements
                             (Dollars in thousands)

10. INCOME TAXES (CONTINUED)

                                         SEPTEMBER 30,
                                      ------------------
                                        2004      2003
                                      -------   --------
DEFERRED TAX LIABILITIES
Machinery and equipment               $  (257)  $   (185)
Unamortized debt discount                 (46)       (61)
                                      -------   --------
Total deferred tax liabilities           (303)      (246)

DEFERRED TAX ASSETS
Accruals and allowances                 1,401      1,986
Inventories                               733        534
Pension and other employee benefits     3,529      7,981
Deductible goodwill                       991      1,088
Net operating loss carryforwards          888      1,061
Valuation allowance                    (5,958)   (10,673)
                                      -------   --------
Total deferred tax assets               1,584      1,977
                                      -------   --------
Net deferred tax assets               $ 1,281   $  1,731
                                      =======   ========

The classification of the deferred tax balance is:

                                       SEPTEMBER 30,
                                      ---------------
                                       2004     2003
                                      ------   ------
Current assets                        $  600   $  183
Non-current assets                       681    1,548
                                      ------   ------
Net deferred tax (liability) assets   $1,281   $1,731
                                      ======   ======

Approximately $2,900 of the change in the valuation allowance for the year ended September 30, 2004 is attributable to the decrease in the Group's minimum pension liability which has been recorded as an other comprehensive loss.

The Group has net operating loss carryforwards (NOLs) of $2,322 for federal income tax purposes that expire fiscal 2017 through 2024. For financial reporting purposes, a valuation allowance of $888 at September 30, 2004 was recognized to offset the deferred tax assets related to these NOLs.

The change in the Group's, tax status from a limited liability company to a C corporation, resulted in a deferred tax expense and related liability of $1,575 in fiscal 2002.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                      Notes to Combined Finacial Statements
                             (Dollars in thousands)

11. MEMBER'S EQUITY

100% of the outstanding common units of each company comprising the Group are owned by SILLC Holdings, LLC. The following table depicts the composition of the member's equity at September 30, 2004:

                            RETAINED      ACCUMULATED
                            EARNINGS/        OTHER
               MEMBER'S   (ACCUMULATED   COMPREHENSIVE
                CAPITAL     DEFICIT)          LOSS
               --------   ------------   -------------
EJ FOOTWEAR     $ 7,589     $(1,749)       $(13,043)
LEHIGH           13,544      (6,986)         (2,228)
GEORGIA BOOT      3,769       6,385          (3,332)
                -------     -------        --------
                $24,902     $(2,350)       $(18,603)
                =======     =======        ========

Each company in the group has 100 common units authorized and outstanding.

In November 2001, the Group transferred $7,000 face value of Senior Notes to SILLC Holdings, less $306 of unamortized debt discount. The transaction resulted in a net increase to Member's Capital of $6,694.

In connection with SILLC Holding's debt refinancing transaction in January 2002, (see note 8), a capital contribution of $20,929 was made to the Group by SILLC Holdings.

In June 2002, SILLC Holdings sold the majority of the assets of its wholly-owned subsidiary, SCF Industries, Inc ("SCF"), a manufacturer and distributor of folding chairs and tables. On September 28, 2002, SILLC Holdings transferred the remaining assets and liabilities of SCF to EJ Footwear, resulting in a $2,838 decrease to Member's Capital. The following table summarizes the assets and liabilities transferred to EJ Footwear:

Accounts receivable, net                     $  106
Deferred financing costs, net                    64
                                             ------
   Total assets                                 170

Trade accounts payable                           65
Accrued expenses and other liabilities          606
Revolver debt                                   689
Other long-term liabilities                     511
Senior notes (net of debt discount of $63)    1,137
                                             ------
Total liabilities                             3,008
                                             ------
Net liabilities assumed                      $2,838
                                             ======

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

12. RELATED PARTY TRANSACTIONS

MANAGEMENT AND ADVISORY FEES:

Strategic and a subsidiary have provided certain services to the Group in connection with its operations. These services principally included legal, finance, tax, risk management, employee benefits and acquisition and divestiture related services. The management fees charged to the Group for these services were $999, $928, and $1,064 for the years ended September 30, 2004, 2003, and 2002, respectively. Management fees were paid prior to year-end and were allocated in the direct proportion of the Group's revenues to the consolidated revenues of SILLC Holdings. The management fees are not necessarily indicative of the costs that would have been incurred if the Group had been a stand-alone entity.

Effective January 15, 2002, CVC began to charge the domestic subsidiaries of SILLC Holdings an annual fee for advisory services that will be the greater of $1,000 or 2% of annual combined EBITDA (as defined in the agreement). The Group was charged $348, $188, and $558 for the years ended September 30, 2004, 2003, and 2002, respectively. The advisory fees were paid to CVC after the Group's fiscal year end for each period.

LOANS WITH AFFILIATES:

The Group made loans of $2,500 in fiscal 2004 and $5,500 in fiscal 2003 to two wholly-owned subsidiary companies of SILLC Holdings. The principal balances of $8,000 and $5,500 were outstanding at September 30, 2004 and 2003, respectively. The loans are payable on demand and bear interest (paid monthly) at the annual rate of 4%. The Group recognized interest income relating to these loans of $289 and $67 for the years ended September 30, 2004 and 2003, respectively.

For the years ended September 30, 2004, 2003 and 2002, the Group incurred interest expense of $2,015, $2,015, and $3,175, respectively, on its Senior Notes payable to the majority members and affiliates of Strategic. At September 30, 2004 and 2003, the Group had accrued interest of nil and $908, respectively, payable to the majority members and affiliates of Strategic.

OTHER TRANSACTIONS WITH AFFILIATES:

The Group performs certain importing services for two wholly-owned subsidiaries of SILLC Holdings. In 2004, the Group recorded sales of $796 relating to one of these entities for activities started in such period. Net profit relating to the services rendered were $69, $79 and $31 for the years ended September 30, 2004, 2003 and 2002, respectively, and is recorded in the cost of products sold. The charges are settled in the normal course of business.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

12. RELATED PARTY TRANSACTIONS (CONTINUED)

In 2003, pursuant to the pending sale of a wholly-owned subsidiary by SILLC Holdings, Georgia Boot purchased the receivable balance of an account in bankruptcy from the subsidiary at the estimated net realizable value (carrying value) of $430. Subsequent to the transfer of the receivable, the bankruptcy case was settled, and the Group realized net gains of $787 and $769 in 2004 and 2003, respectively, which was recorded in Selling, General and Administrative expense.

13. COMMITMENTS AND CONTINGENCIES

LICENSING AGREEMENTS:

The Group has a licensing agreement with a third party for the use of the "Dickies" trademark. The agreement, which matures in December 2007, may be terminated by Dickies if contract minimums are not met for any contract year. The Group is contracted to pay royalties at 5% of net shipments with minimum royalties averaging approximately $350 in each calendar year through 2007. Royalty expense under the agreement was $644, $418, and $219 for fiscal years ended September 30, 2004, 2003 and 2002, respectively.

In fiscal 2003, the Group entered into a licensing agreement with a third party for the use of the "John Deere" trademark. The agreement covers the United States of America and its possessions, military posts exchanges, and Canada. The agreement expires in July 2005 with an early cancellation clause that is exercisable if royalties earned through January 2005 are less than $125. The agreement requires minimum royalties of $600 for the period of July 30, 2003 to July 30, 2006 if the early cancellation clause is not exercised. The agreement automatically renews for an additional 3-year term if minimum royalties are met. Royalty expense was $75 for the year ended September 30, 2004 for royalties earned under this agreement.

The Group has a licensing agreement with a third party for the use of the "After Six" trademark. The agreement covers the United States of America and its territories and possessions, Mexico and Canada. The current term expires in June 2005. Renewals must be negotiated. The agreement calls for royalties earned based upon 5% of applicable net sales with minimum annual royalties of $100. Royalty expense was $96, $117, and $212 for the years ended September 30, 2004, 2003 and 2002, respectively. Royalty expenses are included in selling, general and administrative expenses.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

13. COMMITMENTS AND CONTINGENCIES (CONTINUED)

SERVICE AGREEMENT:

In fiscal 2002, the Group entered into a warehouse and fulfillment service agreement with a third party to warehouse and distribute the Group's product. The agreement runs through October 2007 and contains an early cancellation clause. Charges under the agreement are based upon set rates per pair shipped with minimum monthly charges of $138 per month. Distribution and handling charges incurred under the agreement were $2,862 and $2,158 for the years ended September 30, 2004 and 2003, respectively. The agreement required the Group to share in the initial set up costs of the distribution center. For the year ended September 30, 2002, $1,276 for set up costs was included in selling, general and administrative expenses.

ENVIRONMENTAL:

The Group is subject to a wide range of environmental protection laws. EJ Footwear has been named as a Potentially Responsible Party ('PRP') at three 'Superfund' sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or comparable statutes. Remediation work has been completed at two of the sites and remedial and investigatory activities are currently underway at the third site. It is often difficult to estimate the future impact of environmental matters, including potential liabilities. The Group accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Accruals for estimated losses from environmental remediation are based primarily upon internal or third party environmental studies, and estimates as to the number, participation level, and financial viability of any other PRP's, the extent of contamination, and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

At September 30, 2004, the Group had accrued as long-term obligations approximately $362 for various environmental related liabilities of which the Group is aware. Management expects that the amount accrued will be paid out over the periods of remediation for the applicable sites which range up to 30 years and that such accruals are adequate based on all current data. Remediation work has been completed at two of the sites and remedial and investigatory activities are currently underway at the third site; however, no currently available information reasonably suggests that projected expenditures associated with remedial action or compliance with environmental laws for any single site or for all sites in the aggregate, will have a material adverse effect on the Group's financial condition, results of operations or cash flow.

Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. The Group recovered $328 in fiscal 2003 which is netted in selling, general and administrative expenses. In 2004, the Group filed proof of claims for environmental remediation costs already paid totaling $722 against its excess insurance carrier. The insurance carrier is currently in liquidation, controlled by the state of New Hampshire. A supplemental claim was also filed with the New York State Department of Insurance Liquidation Bureau under their insurance guarantee fund. Collection of the claim is uncertain and recovery of this claim has not been recognized by the Group.

                                EJ Footwear Group
         (Comprised of wholly-owned subsidiaries of SILLC Holdings, LLC)
                     Notes to Combined Financial Statements
                             (Dollars in thousands)

13. COMMITMENTS AND CONTINGENCIES (CONTINUED)

OTHER LEGAL MATTERS

The Group is a defendant or plaintiff in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation will not have a material adverse effect on the Group's financial condition, results of operations or cash flows.

LEASES:

The Group leases office and warehouse facilities under noncancellable operating leases. These leases, for the most part, contain renewal options as well as inflationary escalation clauses. Rental expense for operating leases was $2,897, $2,875 and $2,914 for the years ended September 30, 2004, 2003 and 2002, respectively.

Future minimum rental commitments under non-cancelable operating leases as of September 30, 2004 are:

2005   $2,093
2006    1,226
2007      758
2008      225
       ------
       $4,302
       ======

14. SUBSEQUENT EVENT (UNAUDITED)

On December 6, 2004, SILLC Holdings executed a definitive agreement to sell the Group to Rocky Shoes and Boot ("Rocky"). The total purchase price for 100% of the equity interest of EJ Footwear, Georgia Boot and Lehigh will be $87,700 in cash plus 484,254 restructured shares of Rocky's common stock, which were valued at an aggregate of $10,000 at the date of the definitive agreement. Net proceeds to SILLC Holdings after closing and other related costs is estimated to be approximately $90,758. The closing is expected in early January 2005 and is subject to Rocky's receipt of obtaining a firm financing commitment and other customary conditions. In connection with this transaction, SILLC Holdings will repay or retain the Group's debt obligations of $52,096 at September 30, 2004 and will retain the Group's pension obligation and certain other employee related obligations totaling $10,176, and environmental liabilities of $362 at September 30, 2004.

                      PRO FORMA CONSOLIDATED FINANCIAL DATA

The unaudited pro forma consolidated financial statements have been derived from the application of pro forma adjustments to the historical consolidated financial statements of Rocky Shoes & Boots, Inc. and EJ Footwear LLC, Georgia Boot LLC, and HM Lehigh Safety Shoe Co. LLC (the "EJ Footwear Group"). The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have actually occurred if the transaction had been in effect on the dates indicated below or that may occur in the future.

The accompanying unaudited pro forma consolidated balance sheet of the combined companies at December 31, 2004, and the related unaudited statement of operations for the year then ended give effect of the pro forma basis of the transaction.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2004 includes the consolidated statement of operations of Rocky Shoes & Boots, Inc. for the year ended December 31, 2004, and the consolidated statement of operations of the EJ Footwear Group for the year ended September 30, 2004, as if the transaction were consummated on January 1, 2004. The unaudited pro forma adjustments and preliminary allocation of the purchase price are based on valuations and other studies that have not yet been completed. Accordingly, the actual allocation of purchase price and the resulting effect on net income may differ significantly from the pro forma accounts included herein. The unaudited pro forma financial information is presented for informational purposes only.

The EJ Footwear acquisition will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of EJ Footwear based upon their respective fair values. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

The aggregate purchase price for the interests of EJ Footwear Group was $91.2 million in cash, 484,261 shares of the Company's common stock (the "Shares"), which were valued at $10 million on the date of signing of the Agreement and $11,573,000 on the closing date, and direct transactions costs of $1.6 million, including legal, accounting and advisory services.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2004

                                              Rocky Shoes and                          Adjustments
                                                 Boots, Inc      EJ Footwear Group     for Seller-    Transaction
                                             December 31, 2004   December 31, 2004   retained Items   Adjustments         Total
                                             -----------------   -----------------   --------------   -----------     ------------
ASSETS
Cash and cash equivalents                       $ 5,060,859        $   (317,633)      $    317,633    $        --     $  5,060,859
Trade receivables - net                          27,182,198          29,521,892                 --                      56,704,090
Other receivables                                 1,114,959           8,000,000         (8,000,000)                      1,114,959
Inventories                                      32,959,124          33,880,758                 --                      66,839,882
Deferred income taxes                               230,151             600,000           (600,000)     1,071,154(E)     1,301,305
Income tax receivable                             2,264,531                                                              2,264,531
Prepaid expenses & other current assets             588,618             263,086                 --                         851,704
                                                -----------        ------------                                       ------------
   Total current assets                          69,400,440          71,948,103                                        134,137,330

Fixed assets - net                               20,179,486           1,708,155                           825,000(A)    22,712,641
Deferred pension asset                            1,347,824                                     --                       1,347,824
Deferred income taxes                                                   681,000           (681,000)            --               --
Finite-lived intangible assets                                                                          8,500,000(B)     8,500,000
Indefinite lived intangible assets                2,725,886                                            38,500,000(B)    41,225,887
Goodwill                                          1,557,861             361,000           (361,000)    16,378,517(G)    17,936,378
Other assets                                      1,494,157             735,366           (159,351)     1,968,300(C)     4,038,472
                                                -----------        ------------                                       ------------
Total Assets                                    $96,705,654        $ 75,433,624                                       $229,898,532
                                                ===========        ------------                                       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:

Current Liabilities
   Accounts Payable                             $ 4,349,248        $    449,179       $         --    $        --     $  4,798,427
   Current maturities - long-term debt            6,492,020          27,928,305        (27,928,305)                      6,492,020
   Income taxes                                                         627,074           (627,074)            --
   Accrued salaries and wages                     1,295,722           1,115,781                 --                       2,411,503
   Accrued other                                  1,651,400           6,664,157           (663,570)                      7,651,987
                                                -----------        ------------                                       ------------
      Total current liabilities                  13,788,390          36,784,496                                --       21,353,937

Long-term debt - less current maturities         10,044,544          22,127,079        (22,127,079)    94,783,812(D)   104,828,356
Pension and other employee benefits                  89,195           8,770,573         (8,770,573)                         89,195
Deferred income taxes                             1,205,814                                     --     17,935,223(E)    19,141,037
Deferred liabilities                                206,913           2,742,296         (1,407,838)                      1,541,371
                                                -----------        ------------                                       ------------
   Total liabilities                             25,334,856          70,424,444                                        146,953,896

SHAREHOLDERS' EQUITY:

Common stock - no par value                      38,399,114                                     --     11,573,838(F)    49,972,952
Additional paid-in capital                                           24,901,868        (24,901,868)                              0
Accumulated other comprehensive loss             (1,077,586)        (18,603,233)        18,603,233                      (1,077,586)
Retained earnings (deficit)                      34,049,270          (1,289,455)         1,289,455                      34,049,270
                                                -----------        ------------                                       ------------
   Total Shareholders' equity                    71,370,798           5,009,180                                         82,944,636
                                                -----------        ------------                                       ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $96,705,654        $ 75,433,624                                       $229,898,532
                                                ===========        ============                                       ============

See notes to pro forma consolidated balance sheet

Rocky Shoes & Boots, Inc.
Footnotes to Pro Forma Consolidated Balance Sheet
December 31, 2004

(A)  Adjust fixed assets to estimated fair value

(B)  Record estimated fair value of intangible assets acquired

     Finite lived intangibles:
     Customer list                                   $ 3,500,000
     License agreements                                2,000,000
     Patents                                           2,000,000
     Internet domain names                             1,000,000
                                                     -----------
                                                     $ 8,500,000
                                                     -----------
     Indefinite lived intangibles:
     Trade names & trademarks                        $38,500,000
                                                     -----------

     Estimated amounts are subject to final allocation based on independent appraisal of the fair value of assets acquired.

(C)  Record debt financing costs
     Total costs                                     $2,901,803
     Amounts paid prior to December 31, 2004           (933,503)
                                                     ----------
                                                     $1,968,300
                                                     ----------

(D)  Record debt incurred:
     GMAC term loan                                  $18,000,000
     American Capital Financial Services term loan    30,000,000
     GMAC revolving credit agreement                  46,783,812
                                                     -----------
                                                     $94,783,812
                                                     -----------

(E)  Record deferred tax related to the acquisition.

(F) Record the issuance of 484,261 common shares at $23.90, the average price of three days prior to and three days following the announcement of the transaction.

(G)  Purchase price allocation:
     Cash                                            $ 91,227,215
     Common shares - 484,261 at $23.90 a share         11,573,838
     Transaction costs                                  1,588,296
                                                     ------------
                                                      104,389,349
                                                     ------------
     Allocated to:
     Accounts receivable - net                         29,521,892
     Inventories                                       33,880,758
     Deferred taxes                                     1,071,154
     Other current assets                                 263,086
     Fixed assets                                       2,533,155
     Identified intangible assets                      47,000,000
     Other assets                                         576,015
     Liabilities                                       (8,900,005)
     Deferred taxes - long term                       (17,935,223)
                                                     ------------
     Goodwill                                        $ 16,378,517
                                                     ------------

     Cash purchase price is subject to final working capital adjustment. Estimated amounts are subject to final allocation based on independent appraisal of the fair value of assets acquired.

     Goodwill is not tax deductible.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             AS OF DECEMBER 31, 2004

                                                                                     Eliminate
                                                                                     Impact of
                                            Rocky Shoes and        EJ Footwear         Items
                                               Boots, Inc             Group         Retained by      Transaction
                                           December 31, 2004   September 30, 2004      Seller        Adjustments        Total
                                           -----------------   ------------------   -----------     -------------   ------------
Net sales                                     $132,248,963        $146,801,962                                      $279,050,925
Cost of sales                                   93,606,600          78,914,242                                       172,520,842
                                              ------------        ------------                                      ------------
Gross margin                                    38,642,363          67,887,720              --              --       106,530,083
Selling, general and administrative
   expenses                                     25,617,944          54,267,123      (2,638,835)(A)   2,039,583(E)     79,285,815
                                              ------------        ------------                                      ------------
Income (loss) before interest and taxes         13,024,419          13,620,597                                        27,244,268
Other income and (expenses)
   Interest expense                             (1,335,100)         (5,101,347)      5,101,347(B)   (6,677,838)(F)    (8,012,938)
   Other - net                                     381,073            (498,976)       (289,444)(C)                      (407,347)
                                              ------------        ------------                                      ------------
      Total other - net                           (954,027)         (5,600,323)                                       (8,420,285)
                                              ------------        ------------                                      ------------
Income (loss) before income taxes               12,070,392           8,020,274                                        18,823,983
Total income taxes (benefit)                     3,476,000           1,527,000      (1,527,000)(D)   2,566,400(G)      6,042,400
                                              ------------        ------------                                      ------------
Net income                                    $  8,594,392        $  6,493,274                                      $ 12,781,583
                                              ============        ============                                      ============
Net income (loss) per share
   Basic                                      $       1.89                                                          $       2.54
   Diluted                                    $       1.74                                                          $       2.35
Weighted average number of common shares
   outstanding
   Basic                                         4,557,283                                                             5,041,544
   Diluted                                       4,953,529                                                             5,437,790

See notes to pro forma consolidated statement of income

Rocky Shoes & Boots, Inc.
Footnotes to Pro Forma Consolidated Statement of Income
Year ended December 31, 2004

(A) Eliminate EJ Footwear expenses related to pension expense ($1,037,787), management fees ($1,347,000), transaction costs incurred by EJ Footwear related to the transaction ($242,654) and deferred compensation ($11,394).

(B)  Eliminate EJ Footwear interest expense

(C)  Eliminate EJ Footwear related party interest income.

(D)  Eliminated EJ Footwear income tax expense.

(E)  Record depreciation and amortization.

                                Cost        Life       Expense
                             ----------   --------   ----------
     Fixed assets            $  825,000    4 years   $  206,250
     Customer list            3,500,000    5 years      700,000
     License agreements       2,000,000    3 years      666,667
     Patents                  2,000,000   15 years      133,333
     Internet domain names    1,000,000    3 years      333,333
                                                     ----------
                                                     $2,039,583
                                                     ----------

     Estimated amounts and amortization lives are subject to final allocation based on independent appraisal of the fair value of assets acquired.

(F)  Record interest expense on debt incurred.

                                                Debt       Rate    Interest
                                            -----------   -----   ----------
     GMAC term loan                         $18,000,000    5.65%  $  889,878
     American Capital Financial
        Services term loan                   30,000,000   10.40%   3,120,000
     GMAC revolving credit
        agreement                            46,783,812    4.90%   2,292,408

     Amortization of debt financing costs                            375,552
                                                                  ----------
                                                                  $6,677,838

     All debt incurred is variable rate based on LIBOR. Interest rates assume a LIBOR rate of 2.25% throughout the period.

(G)  Record tax effect.

     EJ Footwear pre tax income   $ 8,020,274
     Net effect of adjustments     (1,266,683)
                                  -----------
                                    6,753,591
     Effective tax rate                    38%
                                  -----------
                                  $ 2,566,400
                                  -----------